Exhibit 23.9

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Neighborhood Intelligence, Inc. of our report dated June 2, 2026, relating to the financial statements of The Container Store Group, Inc., which appears in Neighborhood Intelligence, Inc.’s Current Report on Form 8-K/A dated July 27, 2026.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
August 17, 2026